                                                                    EXHIBIT 3.68

                               State of Delaware

                        Office of the Secretary of State
                        --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "SHAMROCK BROADCASTING LICENSES OF DENVER, INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF SEPTEMBER, A.D. 1996, AT 12 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


[DELAWARE SECRETARY'S OFFICE STATE SEAL]     /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION: 8113592
                                                       DATE: 09-20-96



2665179 8100
960273209

                          CERTIFICATE OF INCORPORATION
                                       OF
                 SHAMROCK BROADCASTING LICENSES OF DENVER, INC.

     I, the undersigned natural person acting as an incorporator of a corporation (hereinafter called the "Corporation") under the General Corporation Law of the State of Delaware, do hereby adopt the following Certificate of Incorporation for the Corporation:

     FIRST: The name of the Corporation is SHAMROCK BROADCASTING LICENSES OF
            DENVER, INC.

     SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

     THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation will have perpetual existence.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares, par value $.01 per share, designated Common Stock.

     FIFTH: The name of the incorporator of the Corporation is Todd R. Chandler, and the mailing address of such incorporator is 100 Crescent Court, Suite 1300, Dallas, Texas 75201-6950.

     SIXTH: The number of directors constituting the initial board of directors is three, and the name and mailing address of each person who is to serve as director until the first annual meeting of stockholders or until his successor is elected and qualified are:

          Steve Dinetz             12655 North Central Expressway, Suite 405,
                                   Dallas, Texas 75243

          Jeffrey A. Marcus        12655 North Central Expressway, Suite 405,
                                   Dallas, Texas 75243

          John H. Massey           12655 North Central Expressway, Suite 405,
                                   Dallas, Texas 75243

     SEVENTH: Directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

     EIGHTH: The directors of the Corporation shall have the power to adopt, amend, and repeal the bylaws of the Corporation.

     NINTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

     TENTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Tenth is in effect. Any repeal or amendment of this Article Tenth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Tenth. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, resolution of stockholders or directors, agreement, or otherwise.

     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

     ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve

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
intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Eleventh by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Eleventh, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Delaware General Corporation Law.

     TWELFTH: The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of Delaware.

     I, the undersigned, for the purpose of forming the Corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation and do certify that this is my act and deed and that the facts stated herein are true and, accordingly, I do hereunto set my hand on this 20th day of September, 1996.


                                        /s/ Todd R. Chandler
                                        -------------------------
                                        Todd R. Chandler

CLIENT NO. 34982.0021                                            DATE: 05/08/97
-------------------------------------------------------------------------------

                       CORPORATE MAINTENANCE INFORMATION


NAME OF ENTITY:               Shamrock Broadcasting Licenses of Denver, Inc.

ADDRESS OF ENTITY:

DATE OF INCORPORATION:        September 20, 1996

STATE OF INCORPORATION:       Delaware

CHARTER NO.:                  2665179

CERTIFICATE AMENDED:          N/A

QUALIFIED TO DO BUSINESS IN:

REGISTERED AGENT:                  Corporation Trust Center

     ADDRESS:                      1209 Orange Street
                                   Wilmington, Delaware 19801

FEDERAL EIN:                       N/A

ELECTION OF SUB S CORP:

FISCAL YEAR ENDS:             Fixed by Directors or Calendar Year

INCORPORATOR:                 Todd R. Chandler

     ADDRESS:                 Weil, Gotshal & Manges
                              100 Crescent Court, Suite 1300
                              Dallas, Texas 75201-6950

--------------------------------------------------------------------------------
     SHARES AUTHORIZED AS       NUMBER                TYPE          PAR VALUE
     OF 9/20/96:                ------                ------        ---------
                                1,000                 Common          $.01
--------------------------------------------------------------------------------
     TOTAL AUTHORIZED           1,000
--------------------------------------------------------------------------------

SHARES ISSUED TO:               NO. SHARES            CERT. NO.     DOMICILE
                                ----------            ---------     --------
Shamrock Broadcasting, Inc.      1,000                 1


DIRECTORS AS OF 9/20/96:

                                Steve Dinetz
                                Jeffrey A. Marcus
                                John H. Massey


OFFICERS AS OF 9/20/96:

                         NAME                        OFFICE
                         ----                        ------
                         Steven Dinetz       President, Chief Executive
                                             Officer and Secretary

                         Eric W. Neumann     Senior Vice President and
                                             Assistant Secretary

                         Jacques Kerrest     Senior Vice President and
                                             Chief Financial Officer

                               STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SHAMROCK BROADCASTING LICENSES OF DENVER, INC.", CHANGING ITS NAME FROM "SHAMROCK BROADCASTING LICENSES OF DENVER, INC." TO "CHANCELLOR MEDIA/SHAMROCK BROADCASTING LICENSES OF DENVER, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF OCTOBER, A.D. 1997, AT 4:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                                        /S/ EDWARD J. FREEL
    [DELAWARE SECRETARY'S OFFICE SEAL]  -----------------------------------
                                        Edward J. Freel, Secretary of State

2665179     8100                        AUTHENTICATION:     8712938

971354111                               DATE:     10-21-97

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                 SHAMROCK BROADCASTING LICENSES OF DENVER, INC.


     Pursuant to Section 242 of the General Incorporation Law of the State of Delaware, Shamrock Broadcasting Licenses of Denver, Inc. ("Corporation"), a Delaware corporation, hereby certifies that:

     1. The Certificate of Incorporation of the Corporation is hereby amended by deleting the present Article FIRST and inserting in lieu thereof a new Article FIRST, as follows:

        FIRST: The name of the Corporation (hereinafter sometimes referred to as the "Corporation") is:

        "CHANCELLOR MEDIA/SHAMROCK BROADCASTING LICENSES OF DENVER, INC."

     2. The Board of Directors and Shareholders of the Corporation, by written consent, adopted, approved and ratified the foregoing Amendment.

     IN WITNESS WHEREOF, the Corporation has caused the Certificate of Amendment to be signed and executed in its corporate name by Omar Choucair, its Vice President, on this 17 day of October, 1997.

                                        SHAMROCK BROADCASTING LICENSES OF
                                        DENVER, INC.,
                                        a Delaware Corporation


                                        By: /s/ Omar Choucair
                                           -------------------------------
                                        Name: Omar Choucair
                                        Title: Vice President